Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 29th day of June, 2021.

Gurnet Point L.P.
By: Waypoint International GP LLC, its general partner

By:	/s/ Gretchen McCarey

Name:	Gretchen McCarey
Title:	Treasurer

By:	/s/ James Singleton

Name:	James Singleton
Title:	Secretary and General Counsel

Waypoint International GP LLC

By:	/s/ Gretchen McCarey

Name:	Gretchen McCarey
Title:	Treasurer

By:	/s/ James Singleton

Name:	James Singleton
Title:	Secretary and General Counsel

Waypoint International Holdings S.A.

By:	/s/ Stefan Meister

Name:	Stefan Meister
Title:	Director

By:	/s/ Ronald Cami

Name:	Ronald Cami
Title:	Director

/s/ Ernesto Bertarelli
Ernesto Bertarelli